UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2011

GRANT PARK FUTURES FUND
LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in its Charter)

____________________________

Illinois	000-50316	36-3596839
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
c/o Dearborn Capital Management, L.L.C. 626 West Jackson Blvd., Suite 600 Chicago, Illinois		60661 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 756-4450

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously disclosed, on October 31, 2011, the Securities Investor Protection Corporation (“SIPC”) initiated bankruptcy proceedings and the liquidation of MF Global Holdings Ltd., the parent of MF Global Inc. (“MF Global”), one of the clearing brokers of Grant Park Futures Fund Limited Partnership (“Grant Park”).  As of November 30, 2011, approximately 1.5%, or $12.4 million, of Grant Park’s assets remain under the control of the MF Global bankruptcy trustee and are held in cash and U.S. Treasury bills in customer segregated or secured accounts.

As disclosed on November 18, 2011, Dearborn Capital Management, LLC (“Dearborn”), Grant Park’s general partner, voluntarily agreed to provide a one-time reimbursement of an amount up to $3 million for any actual non-trading losses incurred by Grant Park as a direct result of the MF Global bankruptcy and the uncertainty about the timing and value of Grant Park’s assets which remain to be recovered  from MF Global (the “Reimbursement”).

The liquidation process continues to proceed, albeit at a slow, deliberate pace. To mitigate investors’ concerns regarding this ongoing process, Dearborn has agreed to purchase from Grant Park all of its rights to or interest in any and all property, claims, foreign secured accounts (and value thereof) and customer segregated accounts (and value thereof) held by the MF Global bankruptcy trustee for $12.4 million (the “Purchased Claim”) under the terms of a Transfer of Claim Agreement dated December 16, 2011 (the “Agreement’).  The purchase price represents 100% of the remaining outstanding claims relating to the customer segregated and foreign secured accounts at MF Global on the books of Grant Park as of December 16, 2011.  A copy of the Agreement is filed as an exhibit to this report and incorporated by reference herein.

 NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the general partner’s current expectations about the future results, performance, prospects and opportunities of Grant Park. These forward-looking statements are based on information currently available to the general partner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in Grant Park’s current prospectus and the reports and other filings Grant Park makes with the SEC, and unknown, that could cause Grant Park’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the general partner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this report, as a result of new information, future events or changed circumstances or for any other reason after the date hereof.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
Exhibit 10.1	Transfer of Claim Agreement dated December 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
	By:	Dearborn Capital Management, L.L.C.
Date: December 16, 2011		its General Partner
	By:	/s/David M. Kavanagh
David M. Kavanagh
President